Exhibit 99.1

Contact:

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com

MicroStrategy Announces Third Quarter 2024 Financial Results

Holds 252,220 BTC with BTC Yield of 17.8% YTD,

Announces $42 Billion Capital Plan

•
5.1% “BTC Yield” KPI achieved in Q3 2024
•
Announces a $21 billion at-the-market (ATM) equity offering
•
Announces a target of raising $21 billion using fixed-income securities
•
Revises annual BTC Yield target to 6% to 10% for 2025 through 2027

TYSONS CORNER, Va., October 30, 2024 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announced financial results for the three-month period ended September 30, 2024 (the third quarter of its 2024 fiscal year).

“Our focus remains to increase value generated to our shareholders by leveraging the digital transformation of capital. Today, we are announcing a strategic goal of raising $42 billion of capital over the next 3 years, comprised of $21 billion of equity and $21 billion of fixed income securities, which we refer to as our “21/21 Plan.” As a Bitcoin Treasury Company, we plan to use the additional capital to buy more bitcoin as a treasury reserve asset in a manner that will allow us to achieve higher BTC Yield,” said Phong Le, President and Chief Executive Officer, MicroStrategy.

“Q3 2024 was another transformational quarter for MicroStrategy, as we raised $2.1 billion in equity and debt. Our proven track record of using intelligent leverage serves as the foundation to execute on our strategic three-year 21/21 Plan. Through our treasury strategy, we increased our bitcoin holdings by 11% in the quarter, increased our year-to-date BTC Yield to 17.8%, and reduced our total annualized interest expense by $24 million,” said Andrew Kang, Chief Financial Officer, MicroStrategy.

On August 7, 2024, the Company completed a 10-for-1 stock split of the Company’s class A and class B common stock. All prior period share and per share information presented herein has been retroactively adjusted to reflect the stock split.

Bitcoin Treasury Highlights

•
“BTC Yield” KPI: Year-to-date 2024, the Company’s BTC Yield is 17.8%. The Company is revising its long-term target to achieve an annual BTC Yield of 6% to 10% between 2025 and 2027. BTC Yield is a key performance indicator (“KPI”) that the Company uses to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. See “Important Information about BTC Yield KPI” in this press release for the definition of BTC Yield and how it is calculated.
•
Digital Assets: As of September 30, 2024, the carrying value of the Company’s digital assets (comprised of approximately 252,220 bitcoins) was $6.851 billion. As of September 30, 2024, the original cost basis and market value of the Company’s bitcoin were $9.904 billion and $16.007 billion, respectively, which reflects an average cost per bitcoin of approximately $39,266 and a market price per bitcoin of $63,463, respectively.
•
At-the-Market Equity Offering Program: During the three months ended September 30, 2024, the Company issued and sold 8,048,449 shares of its class A common stock for aggregate net proceeds of approximately $1.1 billion. As of September 30, 2024, approximately $891.3 million of the Company's class A common stock remained available for issuance and sale pursuant to our current at-the-market equity offering program.
•
New At-the-Market Equity Offering Program: On October 30, 2024, the Company announced a new At-the-Market Equity Offering Program pursuant to which MicroStrategy may issue and sell shares of its class A common stock having an aggregate offering price of up to $21 billion from time to time.

•
Issuance of 2028 Convertible Notes: In September 2024, the Company issued $1.010 billion aggregate principal amount of 0.625% Convertible Senior Notes due 2028 (the “2028 Convertible Notes”) with an initial conversion price of $183.19 per share of class A common stock.
•
Redemption of 2028 Senior Secured Notes: On September 26, 2024, the Company used proceeds from the 2028 Convertible Notes to redeem all $500 million aggregate principal amount of the Company’s 6.125% Senior Secured Notes due 2028 (the “2028 Secured Notes”) at a redemption price equal to 103.063% of the principal amount of the 2028 Secured Notes, plus accrued and unpaid interest to but excluding September 26, 2024.

Q3 2024 Software Business Highlights

•
Revenues:
o
Total revenues were $116.1 million, a 10.3% decrease year-over-year.
o
Subscription Services Revenues were $27.8 million, a 32.5% increase year-over-year.
o
Product licenses and subscription services revenues were $38.9 million, a 13.6% decrease year-over-year.
o
Product support revenues were $61.0 million, an 8.7% decrease year-over-year.
o
Other services revenues were $16.2 million, an 8.0% decrease year-over-year.
•
Gross Profit: Gross profit was $81.7 million, representing a 70.4% gross margin, compared to $102.8 million, representing a gross margin of 79.4%, for the third quarter of 2023.

Other Q3 Financial Highlights

•
Operating Expenses: Operating expenses were $514.3 million, a 301.6% increase year-over-year. Operating expenses include impairment losses on the Company’s digital assets, which were $412.1 million, compared to $33.6 million in the third quarter of 2023.
•
Loss from Operations and Net (Loss) Income: Loss from operations was $432.6 million, compared to $25.2 million for the third quarter of 2023. Net loss was $340.2 million, or $1.72 per share on a diluted basis, as compared to a net loss of $143.4 million, or $1.01 per share on a diluted basis, for the third quarter of 2023.
•
Cash and Cash Equivalents: As of September 30, 2024, the Company had cash and cash equivalents of $46.3 million, as compared to $46.8 million as of December 31, 2023, a decrease of $0.5 million.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and nine months ended September 30, 2024 and 2023. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q3 2024 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

Conference Call

MicroStrategy will be discussing its third quarter 2024 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence

Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net (loss) income and non-GAAP diluted (loss) earnings per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, gains and losses on debt extinguishment, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude certain foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, (iii) gains and losses on debt extinguishment, and (iv) related income tax effects. The third set of supplemental financial measures excludes changes resulting from certain fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Important Information about BTC Yield KPI

BTC Yield is a key performance indicator (“KPI”) that represents the % change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

The Company uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock. When the Company uses this KPI, management also takes into account the various limitations of this metric, including that it does not take into account debt and other liabilities and claims on company assets that would be senior to common equity and that it assumes that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments, converted into shares of common stock in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and BTC Yield is not indicative nor predictive of the trading price of the Company’s shares of class A common stock.

As noted above, this KPI is narrow in its purpose and is used by management to assist it in assessing whether the Company is using equity capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from the offerings of the 2028 Secured Notes (which the Company has since redeemed), which were not convertible to shares of the Company’s common stock, as well as convertible senior notes, which at the time of issuance had, and may from time-to-time thereafter have, conversion prices above the current trading prices of the Company’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Such offerings have had the effect of increasing the BTC Yield without taking into account the corresponding debt. Conversely, if any of the Company’s convertible senior notes mature or are redeemed without being converted into common stock, the Company may be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of the Company’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

The Company determines its KPI targets based on its history and future goals. The Company’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

The Company has historically not paid any dividends on its shares of common stock, and by presenting this KPI the Company makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin the Company holds.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

Forward-Looking Statements

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, our targets relating to our BTC Yield, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences, including the potential taxation of unrealized gains on our bitcoin holdings; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product licenses	$11,087	$24,045	$33,311	$56,979
Subscription services	27,800	20,974	74,846	59,662
Total product licenses and subscription services	38,887	45,019	108,157	116,641
Product support	61,015	66,860	185,440	198,422
Other services	16,169	17,583	49,162	56,714
Total revenues	116,071	129,462	342,759	371,777
Cost of revenues:
Product licenses	769	342	2,130	1,320
Subscription services	11,454	8,028	29,618	23,100
Total product licenses and subscription services	12,223	8,370	31,748	24,420
Product support	8,572	5,531	25,312	17,115
Other services	13,554	12,760	38,239	40,188
Total cost of revenues	34,349	26,661	95,299	81,723
Gross profit	81,722	102,801	247,460	290,054
Operating expenses:
Sales and marketing	35,414	35,606	103,116	109,372
Research and development	33,301	29,660	92,795	90,372
General and administrative	33,505	29,223	104,300	85,959
Digital asset impairment losses	412,084	33,559	783,807	76,613
Total operating expenses	514,304	128,048	1,084,018	362,316
Loss from operations	(432,582)	(25,247)	(836,558)	(72,262)
Interest expense, net	(18,129)	(11,006)	(45,476)	(37,031)
(Loss) gain on debt extinguishment	(22,933)	0	(22,933)	44,686
Other (expense) income, net	(5,034)	2,419	(2,644)	726
Loss before income taxes	(478,678)	(33,834)	(907,611)	(63,881)
(Benefit from) provision for income taxes	(138,504)	109,607	(411,760)	(403,876)
Net (loss) income	$(340,174)	$(143,441)	$(495,851)	$339,995
Basic (loss) earnings per share (1)	$(1.72)	$(1.01)	$(2.71)	$2.91
Weighted average shares outstanding used in computing basic (loss) earnings per share	197,273	142,214	182,695	116,648
Diluted (loss) earnings per share (1)	$(1.72)	$(1.01)	$(2.71)	$2.39
Weighted average shares outstanding used in computing diluted (loss) earnings per share	197,273	142,214	182,695	145,125

(1) Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2024	2023*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$46,343	$46,817
Restricted cash	1,862	1,856
Accounts receivable, net	107,169	183,815
Prepaid expenses and other current assets	30,668	35,407
Total current assets	186,042	267,895

Digital assets	6,850,879	3,626,476
Property and equipment, net	27,517	28,941
Right-of-use assets	55,308	57,343
Deposits and other assets	51,109	24,300
Deferred tax assets, net	1,172,726	757,573
Total Assets	$8,343,581	$4,762,528

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$45,714	$43,090
Accrued compensation and employee benefits	51,686	50,045
Accrued interest	5,800	1,493
Current portion of long-term debt, net	509	483
Deferred revenue and advance payments	184,402	228,162
Total current liabilities	288,111	323,273

Long-term debt, net	4,211,949	2,182,108
Deferred revenue and advance payments	6,344	8,524
Operating lease liabilities	57,495	61,086
Other long-term liabilities	5,676	22,208
Deferred tax liabilities	357	357
Total liabilities	4,569,932	2,597,556

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 191,684 shares issued and 183,000 shares outstanding, and 157,725 shares issued and 149,041 shares outstanding, respectively	192	24
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 19,640 shares issued and outstanding, and 19,640 shares issued and outstanding, respectively	20	2
Additional paid-in capital	6,060,206	3,957,728
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(9,580)	(11,444)
Accumulated deficit	(1,495,085)	(999,234)
Total Stockholders’ Equity	3,773,649	2,164,972
Total Liabilities and Stockholders’ Equity	$8,343,581	$4,762,528

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2024	2023
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(35,708)	$11,528
Net cash used in investing activities	(4,010,904)	(690,550)
Net cash provided by financing activities	4,046,067	676,025
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	77	(997)
Net decrease in cash, cash equivalents, and restricted cash	(468)	(3,994)
Cash, cash equivalents, and restricted cash, beginning of period	48,673	50,868
Cash, cash equivalents, and restricted cash, end of period	$48,205	$46,874

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held *	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137
Digital asset purchases	(a)	179,275		179,275	7,500	23,903
Digital asset impairment losses			(18,911)	(18,911)
Balance at March 31, 2023		$4,172,465	$(2,172,073)	$2,000,392	140,000	$29,803
Digital asset purchases	(b)	347,003		347,003	12,333	28,136
Digital asset impairment losses			(24,143)	(24,143)
Balance at June 30, 2023		$4,519,468	$(2,196,216)	$2,323,252	152,333	$29,668
Digital asset purchases	(c)	161,681		161,681	5,912	27,348
Digital asset impairment losses			(33,559)	(33,559)
Balance at September 30, 2023		$4,681,149	$(2,229,775)	$2,451,374	158,245	$29,582
Digital asset purchases	(d)	1,214,340		1,214,340	30,905	39,293
Digital asset impairment losses			(39,238)	(39,238)
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168
Digital asset purchases	(e)	1,639,309		1,639,309	25,128	65,238
Digital asset impairment losses			(191,633)	(191,633)
Balance at March 31, 2024		$7,534,798	$(2,460,646)	$5,074,152	214,278	$35,164
Digital asset purchases	(f)	793,828		793,828	12,053	65,861
Digital asset impairment losses			(180,090)	(180,090)
Balance at June 30, 2024		$8,328,626	$(2,640,736)	$5,687,890	226,331	$36,798
Digital asset purchases	(g)	1,575,073		1,575,073	25,889	60,839
Digital asset impairment losses			(412,084)	(412,084)
Balance at September 30, 2024		$9,903,699	$(3,052,820)	$6,850,879	252,220	$39,266

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
In the first quarter of 2023, MicroStrategy purchased bitcoin using $179.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program.
(b)
In the second quarter of 2023, MicroStrategy purchased bitcoin using $336.9 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(c)
In the third quarter of 2023, MicroStrategy purchased bitcoin using $147.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(d)
In the fourth quarter of 2023, MicroStrategy purchased bitcoin using $1.201 billion of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(e)
In the first quarter of 2024, MicroStrategy purchased bitcoin using $782.0 million of the net proceeds from its issuance of the 2030 Convertible Notes, $592.3 million of the net proceeds from its issuance of the 2031 Convertible Notes, $137.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(f)
In the second quarter of 2024, MicroStrategy purchased $793.8 million of bitcoin using net proceeds from its issuance of the 2032 Convertible Notes and Excess Cash.
(g)
In the third quarter of 2024, MicroStrategy purchased bitcoin using $1.105 billion of the net proceeds from its sale of class A common stock under its at-the-market offering program, $458.2 million of the net proceeds from its issuance of the 2028 Convertible Notes, and Excess Cash.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712
March 31, 2023	140,000	$16,490.00	$2,308,600	$29,190.04	$4,086,606	$28,468.44	$3,985,582
June 30, 2023	152,333	$24,750.00	$3,770,242	$31,443.67	$4,789,909	$30,361.51	$4,625,060
September 30, 2023	158,245	$24,900.00	$3,940,301	$31,862.21	$5,042,035	$27,030.47	$4,277,437
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816
March 31, 2024	214,278	$38,501.00	$8,249,917	$73,835.57	$15,821,338	$71,028.14	$15,219,768
June 30, 2024	226,331	$56,500.00	$12,787,702	$72,777.00	$16,471,691	$61,926.69	$14,015,930
September 30, 2024	252,220	$49,050.01	$12,371,394	$70,000.00	$17,655,400	$63,462.97	$16,006,630

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(432,582)	$(25,247)	$(836,558)	$(72,262)
Share-based compensation expense	19,377	16,806	57,789	49,855
Non-GAAP loss from operations	$(413,205)	$(8,441)	$(778,769)	$(22,407)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net (loss) income:
Net (loss) income	$(340,174)	$(143,441)	$(495,851)	$339,995
Share-based compensation expense	19,377	16,806	57,789	49,855
Interest expense arising from amortization of debt issuance costs	3,832	2,199	10,231	6,599
Loss (gain) on debt extinguishment	22,933	0	22,933	(44,686)
Income tax effects (1)	(13,764)	(3,230)	(180,964)	2,538
Non-GAAP net (loss) income	$(307,796)	$(127,666)	$(585,862)	$354,301

Reconciliation of non-GAAP diluted (loss) earnings per share (2):
Diluted (loss) earnings per share	$(1.72)	$(1.01)	$(2.71)	$2.39
Share-based compensation expense (per diluted share)	0.10	0.12	0.32	0.34
Interest expense arising from amortization of debt issuance costs (per diluted share) (3)	0.02	0.02	0.06	0.01
Loss (gain) on debt extinguishment (per diluted share)	0.12	0.00	0.13	(0.31)
Income tax effects (per diluted share) (3)	(0.08)	(0.03)	(1.01)	0.03
Non-GAAP diluted (loss) earnings per share	$(1.56)	$(0.90)	$(3.21)	$2.46

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gains and losses on debt extinguishment.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and convertible notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.
(3)
For the nine months ended September 30, 2023, interest expense from the amortization of issuance costs of the convertible notes has been added back to the numerator in the GAAP diluted earnings per share calculation, and therefore the per diluted share effects of the amortization of issuance costs of the convertible notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the nine months ended September 30, 2023.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	September 30,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$11,087	$(163)	$11,250	$24,045	-53.9%	-53.2%
Subscription services	27,800	109	27,691	20,974	32.5%	32.0%
Total product licenses and subscription services	38,887	(54)	38,941	45,019	-13.6%	-13.5%
Product support	61,015	147	60,868	66,860	-8.7%	-9.0%
Other services	16,169	76	16,093	17,583	-8.0%	-8.5%
Total revenues	116,071	169	115,902	129,462	-10.3%	-10.5%

	Nine Months Ended
	September 30,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$33,311	$(265)	$33,576	$56,979	-41.5%	-41.1%
Subscription services	74,846	70	74,776	59,662	25.5%	25.3%
Total product licenses and subscription services	108,157	(195)	108,352	116,641	-7.3%	-7.1%
Product support	185,440	27	185,413	198,422	-6.5%	-6.6%
Other services	49,162	(12)	49,174	56,714	-13.3%	-13.3%
Total revenues	342,759	(180)	342,939	371,777	-7.8%	-7.8%

(1)
The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. “International revenues” refers to revenues from operations outside of the United States and Canada only where the functional currency is the local currency (i.e., excluding any location whose economy is considered highly inflationary).

(2)
The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)
The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	September 30,	December 31,	September 30,
	2024	2023*	2023
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$409	$3,579	$2,814
Deferred subscription services revenue	74,164	65,512	45,737
Deferred product support revenue	106,866	152,012	126,087
Deferred other services revenue	2,963	7,059	4,529
Total current deferred revenue and advance payments	$184,402	$228,162	$179,167

Non-current:
Deferred product licenses revenue	$0	$0	$9
Deferred subscription services revenue	3,373	3,097	2,845
Deferred product support revenue	2,635	4,984	4,304
Deferred other services revenue	336	443	480
Total non-current deferred revenue and advance payments	$6,344	$8,524	$7,638

Total current and non-current:
Deferred product licenses revenue	$409	$3,579	$2,823
Deferred subscription services revenue	77,537	68,609	48,582
Deferred product support revenue	109,501	156,996	130,391
Deferred other services revenue	3,299	7,502	5,009
Total current and non-current deferred revenue and advance payments	$190,746	$236,686	$186,805

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Software Business	Corporate & Other	Total Consolidated	Software Business	Corporate & Other	Total Consolidated
Total revenues	$116,071		$116,071	$129,462		$129,462
Total cost of revenues	34,349		34,349	26,661		26,661
Gross profit	$81,722		$81,722	$102,801		$102,801
Total operating expenses	100,182	414,122	514,304	93,725	34,323	128,048
(Loss) income from operations	$(18,460)	$(414,122)	$(432,582)	$9,076	$(34,323)	$(25,247)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Software Business	Corporate & Other	Total Consolidated	Software Business	Corporate & Other	Total Consolidated
Total revenues	$342,759		$342,759	$371,777		$371,777
Total cost of revenues	95,299		95,299	81,723		81,723
Gross profit	$247,460		$247,460	$290,054		$290,054
Total operating expenses	295,541	788,477	1,084,018	283,733	78,583	362,316
(Loss) income from operations	$(48,081)	$(788,477)	$(836,558)	$6,321	$(78,583)	$(72,262)

MicroStrategy manages its business in one reportable operating segment which is engaged in the design, development, marketing, and sales of its software platform through licensing arrangements and cloud subscriptions and related services. Beginning in 2024, MicroStrategy has broken out a Corporate & Other category, which is not considered an operating segment, and includes the impairment charges and other third-party costs associated with its digital asset holdings.